                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                _______________



                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported)   August 26, 1996
                                                          --------------------


                                THE GEON COMPANY
                                ----------------
               (Exact name of registrant as specified in charter)



   Delaware               1-11804               34-1730488
- --------------------------------------------------------------
(State or other         (Commission           (IRS Employer
jurisdiction of         File Number)          Identification No.)
incorporation)



                  One Geon Center, Avon Lake, Ohio       44012
                  ---------------------------------------------
           (Address of principal executive offices)      (Zip Code)



        Registrant's telephone number, including area code     216-930-1241
                                                          --------------------


                                 Not Applicable
                                 --------------
         (Former name or former address, if changed since last report.)

Item 5.   Other Events
- ----------------------

Recently, The BFGoodrich Company ("BFG") announced that Westlake Monomers Corporation exercised its right to terminate an agreement to purchase BFG's Calvert Facilities at Calvert City, Kentucky. Westlake's decision not to purchase the facilities has the effect of terminating all of its claims against The Geon Company in the lawsuit brought against the Company and BFG. As previously reported by the Company in its 1995 annual report, had BFG sold the Calvert Facilities to Westlake, the Company's obligations under the Put Agreement, whereby BFG has the right to require the Company to purchase its Calvert Facilities between April 1, 2000 and March 31, 2003, at the then fair market value determined by an independent appraisal would have lapsed. Consequently, BFG's rights under the Put Agreement remain in effect in accordance with the terms of the Put Agreement.





                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          THE GEON COMPANY




                                          By /s/Gregory L. Rutman
                                             --------------------
                                                Gregory L. Rutman
                                                 Secretary





Dated  August 26, 1996